UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 16, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Stephen J. Russo as Executive Vice President and Chief Operating Officer

Effective June 16, 2008, Stephen J. Russo was appointed Executive Vice President and Chief Operating Officer of Westaff, Inc. (the “Company”) and its subsidiaries.

Mr. Russo, age 52, previously served as Chief Operating Officer at Prudential California Realty from June 2007 to June 2008.  Prior to that, Mr. Russo was Chief Financial Officer at Prudential California from May 2006 to June 2007.  Prior to that, Mr. Russo was Senior Vice President, Field Operations, of the Company from July 2005 to March 2006 and Zone Manager of the Company from July 2004 to July 2005.  Prior to that, Mr. Russo was a partner at ECP Group in Walnut Creek, California, an organizational and individual development consulting partnership, from October 2001 to June 2004.

There is no family relationship, arrangement or understanding between Mr. Russo and any other person pursuant to which he was appointed as an executive officer of the Company.  Except as described below, since November 3, 2007, the Company has not been a participant in any transaction in which the amount involved exceeds $120,000 and in which Mr. Russo had a material interest, and no such transaction is currently proposed at this time.

In connection with his appointment as Executive Vice President and Chief Operating Officer, effective as of June 16, 2008, Mr. Russo and the Company entered into an employment agreement.  Under the terms of Mr. Russo’s employment agreement, after six months of employment, he shall assume the title of President in addition to Chief Operating Officer, contingent upon achieving mutually agreed upon targets.  Mr. Russo’s employment agreement provides for an annual base salary of $375,000.00, less required and authorized withholdings.  In addition to his base salary, Mr. Russo is eligible for a performance-based incentive bonus targeted at 50% of his base salary based on the Company’s performance metrics.  Subject to approval from the Company’s Board of Directors, Mr. Russo will be awarded 150,000 stock options pursuant to the terms stated in the Company’s 2006 Stock Incentive Plan.

Under the terms of Mr. Russo’s employment agreement, the term of Mr. Russo’s employment is indefinite, subject to termination by other party in accordance with the terms of the employment agreement.  In the event that the Company terminates Mr. Russo’s employment for Cause (as defined in the employment agreement), Mr. Russo would be eligible to receive (i) earned but unpaid base salary; (ii) accrued but unused vacation pay and (iii) benefits under applicable benefits plans through the date of termination and otherwise as required by law.  In the event that the Company terminates Mr. Russo’s employment without Cause within one year from his date of hire, or if the Company relocates its headquarters outside a 35-mile radius of the Company’s current headquarters, or if Mr. Russo’s duties and responsibilities are significantly reduced without cause, Mr. Russo would be eligible to receive (i) earned but unpaid base salary; (ii) accrued but unused vacation pay; (iii) earned but unpaid bonus, if any; (iv) benefits under applicable benefits plans through the date of termination and otherwise as required by law) and (v) a severance payment equal to six months’ pay at his current base salary, which would be payable in the form of salary continuation for a period of six months following the effective date of termination.

Appointment of Christa C. Leonard as Senior Vice President and Chief Financial Officer

Effective June 16, 2008, Christa C. Leonard was appointed Senior Vice President and Chief Financial Officer of the Company and its subsidiaries.

Ms. Leonard, age 50, previously served as Chief Financial Officer at Prudential California Realty from June 2007 to June 2008.  Prior to that, Ms. Leonard was Controller at Prudential California Realty from June 2006 to June 2007.  Prior to that, Ms. Leonard was Vice President and Treasurer of the Company from November 2000 to April 2006.

There is no family relationship, arrangement or understanding between Ms. Leonard and any other person pursuant to which she was appointed as an executive officer of the Company.  Except as described below, since November 3, 2007, the Company has not been a participant in any transaction in which the amount involved exceeds $120,000 and in which Ms. Leonard had a material interest, and no such transaction is currently proposed at this time.

In connection with her appointment as Senior Vice President and Chief Financial Officer, Ms. Leonard and the Company entered into an employment agreement.  Ms. Leonard’s employment agreement provides for an annual base salary of $250,000.00, less required and authorized withholdings.  In addition to her base salary, Ms. Leonard is eligible for a performance-based incentive bonus targeted at 50% of her base salary based on the Company’s performance metrics.  Subject to approval from the Company’s Board of Directors, Ms. Leonard will be awarded 100,000 stock options pursuant to the terms stated in the Company’s 2006 Stock Incentive Plan.

Under the terms of Ms. Leonard’s employment agreement, the term of Ms. Leonard’s employment is indefinite, subject to termination by other party in accordance with the terms of the employment agreement.  In the event that the Company terminates Ms. Leonard’s employment for Cause (as defined in the employment agreement), Ms. Leonard would be eligible to receive (i) earned but unpaid base salary; (ii) accrued but unused vacation pay and (iii) benefits under the applicable benefits plans through the date of termination and otherwise as required by law.  In the event that the Company terminates Ms. Leonard’s employment without Cause within one (1) year from her date of hire or if the Company relocates its headquarters outside a 35-mile radius of the Company’s current headquarters, or if Ms. Leonard’s duties and responsibilities are significantly reduced without Cause, Ms. Leonard would be eligible to receive (i) earned but unpaid base salary; (ii) accrued but unused vacation pay; (iii) earned but unpaid bonus, if any; (iv) benefits under the applicable benefits plans through the date of termination and otherwise as required by law) and (v) a severance payment equal to six months’ pay at her current base salary, which would be payable in the form of salary continuation for a period of six months following the effective date of termination.

The foregoing summary of the terms of Mr. Russo’s Employment Agreement and Ms. Leonard’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Russo’s Employment Agreement and Ms. Leonard’s Employment Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 7.01               Regulation FD Disclosure.

On June 11, 2008, the Company issued a press release announcing that Mr. Russo and Ms. Leonard had agreed to join the Company.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Document

10.1	Employment Agreement, effective as of June 16, 2008, by and among Westaff Support, Inc., Westaff (USA), Inc. and Westaff, Inc. and Stephen J. Russo.

10.2	Employment Agreement, effective as of June 16, 2008, by and among Westaff Support, Inc., Westaff (USA), Inc. and Westaff, Inc. and Christa C. Leonard.

99.1	Press Release dated June 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Michael T. Willis
Michael T. Willis
President and Chief Executive Officer

Date: June 18, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Employment Agreement, effective as of June 16, 2008, by and among Westaff Support, Inc., Westaff (USA), Inc., and Westaff, Inc. and Stephen J. Russo.

10.2	Employment Agreement, effective as of June 16, 2008, by and among Westaff Support, Inc., Westaff (USA), Inc., and Westaff, Inc. and Christa C. Leonard.

99.1	Press Release dated June 11, 2008